UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective documents to which it refers, which documents are filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

Effective October 14, 2005, LYONDELL-CITGO Refining LP ("LCR") entered into two Accordion Agreements (the "Accordion Agreements"), by and among LCR, each of Credit Suisse ("CS") and Bank of America as Increasing Lenders, and CS as Issuer and Administrative Agent, and exercised its right to increase its senior secured revolver by $50 million to an aggregate $150 million under the Credit Agreement (the "Credit Agreement") dated as of May 21, 2004, as amended, among LCR, the lenders from time to time parties thereto, and CS, as Issuer and Administrative Agent. Lyondell Chemical Company ("Lyondell") owns 58.75% of LCR, with CITGO Petroleum Corporation owning the remaining 41.25% of LCR.  Lyondell has not guaranteed LCR's obligations under the Credit Agreement or the Accordion Agreements. At October 14, 2005, $26 million was outstanding under the senior secured revolver. The Credit Agreement has been previously filed with the SEC, and the Accordion Agreements are being filed with this Current Report on Form 8-K as Exhibits 4.3(b) and 4.3(c).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.3(b) Accordion Agreement

4.3(c) Accordion Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By: /s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: October 19, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

4.3(b) Accordion Agreement

4.3(c) Accordion Agreement